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                                                                     EXHIBIT 4.3






                       CORRECTIONS CORPORATION OF AMERICA

                     AND EACH OF THE GUARANTORS NAMED HEREIN



                             ----------------------

                                SECOND SUPPLEMENT

                           Dated as of August 8, 2003

              To the Supplemental Indenture Dated as of May 7, 2003

                          7 1/2% SENIOR NOTES DUE 2011

                             ----------------------

                         U. S. Bank National Association
                                     Trustee

                             ----------------------




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                  SECOND SUPPLEMENT ("Second Supplement"), dated as of August 8,
2003, to the Supplemental Indenture, dated as of May 7, 2003, among Corrections Corporation of America, a Maryland corporation (the "Company"), the Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company, the Guarantors and the Trustee have entered into an Indenture, dated as of May 7, 2003 (the "Base Indenture"), and a Supplemental Indenture, dated as of May 7, 2003 (the "Supplemental Indenture" and, together with the Base Indenture and as amended by the First Supplement, dated as of August 8, 2003, to the Supplemental Indenture, the "Indenture"), governing the Company's 7 1/2% Senior Notes due 2011 (the "Notes");

         WHEREAS, Section 9.01 of the Indenture provides, among other things, that the Company may provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

         WHEREAS, the Company is issuing $200,000,000 of Additional Notes as permitted by the Indenture;

         NOW, THEREFORE, in consideration of the foregoing, the parties hereto, for the benefit of each other and for the equal and proportionate benefit of all Persons who are now or hereafter become Holders of Notes, hereby enter into this Second Supplement and agree as follows:


        SECTION 1.        Definitions.

                  (a) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

                  (b) For all purposes of this Second Supplement, except as otherwise herein expressly provided or unless the context otherwise requires:
(i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words "herein," "hereof" and "hereby" and other words of similar import used in this Second Supplement refer to this Second Supplement as a whole and not to any particular section hereof.

         SECTION 2. Additional Notes. Pursuant to Section 9.01(7) of the Indenture, the Company, the Guarantors and the Trustee hereby amend and supplement the Indenture to provide for the issuance on August 8, 2003 of Additional Notes in the aggregate principal amount of $200,000,000. The definition of the term "Additional Notes " set forth in the Supplemental Indenture is hereby supplemented by adding the following sentence at the end of such definition: "On August 8, 2003, the Company issued $200,000,000 of Additional Notes, as more particularly described in the Second Supplement hereto, dated as of August 8, 2003."

         SECTION 3. Ratification of Indenture; Second Supplement Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon the execution and delivery of this Second Supplement by the Company, the Guarantors and the Trustee, this Second Supplement shall form a part of the Indenture for all purposes, and the Company, the Guarantors, the Trustee and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the Indenture, whether within the Indenture or in any notice, certificate or other instrument


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or document, shall be deemed to include a reference to this Second Supplement
(whether or not made), unless the context shall otherwise require.

SECTION 4. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         SECTION 5. Successors. All agreements of the Company and the Guarantors in this Second Supplement shall bind their successors. All agreements of the Trustee in this Second Supplement shall bind its successors.

         SECTION 6. Severability. In case any provision in this Second Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 7. Counterparts. The parties may sign any number of copies of this Second Supplement. Each signed copy shall be an original, but all of them together represent the same agreement.

         SECTION 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         SECTION 9. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

         SECTION 10. Entire Agreement. This Second Supplement, together with the Indenture as amended hereby, the Notes and the Guarantees, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

         SECTION 11. Benefits of Second Supplement. Nothing in this Second Supplement, the Indenture, the Notes or the Guarantees, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, and the Holders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplement, the Notes or the Guarantees.


                         [Signatures on following page]


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                                   SIGNATURES


Dated as of August 8, 2003
                                    CORRECTIONS CORPORATION OF AMERICA

                                    By    /s/ John D. Ferguson
                                      ------------------------------------------
                                    Name:  John D. Ferguson
                                    Title: Chief Executive Officer


                                    GUARANTORS:

                                    CCA OF TENNESSEE, INC.
                                    PRISON REALTY MANAGEMENT, INC.
                                    TECHNICAL AND BUSINESS INSTITUTE OF AMERICA,
                                    INC.
                                    CCA INTERNATIONAL, INC.
                                    CCA PROPERTIES OF AMERICA, LLC
                                    CCA PROPERTIES OF ARIZONA, LLC
                                    CCA PROPERTIES OF TENNESSEE, LLC

                                    By   /s/ John D. Ferguson
                                      ------------------------------------------
                                    Name:  John D. Ferguson
                                    Title: Chief Executive Officer

                                    CCA PROPERTIES OF TEXAS, L.P.

                                    By   /s/ John D. Ferguson
                                      ------------------------------------------
                                    Name:  John  D. Ferguson
                                    Title: Chief Executive Officer, CCA
                                    Properties of America, LLC, as General
                                    Partner

                                    TransCor America, LLC

                                    By   /s/ John D. Ferguson
                                      ------------------------------------------
                                    Name:  Todd J. Mullenger
                                    Title: Vice President, Treasurer

                                    RONALD LEE SUTTLES TRI-COUNTY EXTRADITION
                                    INC.

                                    By   /s/ Todd J. Mullenger
                                      ------------------------------------------
                                    Name:  Todd J. Mullenger
                                    Title: Vice President, Treasurer

                                       each as a Guarantor


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                                    TRUSTEE:
                                    U.S. BANK NATIONAL ASSOCIATION


                                    By    /s/ Patrick E. Thebado
                                      ------------------------------------------
                                    Name:  Patrick E. Thebado
                                    Title: Vice President



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